Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-170386) of SciQuest, Inc. of our report dated March 9, 2011 relating to the financial statements, which appear in this Form 10-K.
/s/ Ernst & Young LLP
Raleigh, North Carolina
March 9, 2011